Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Second Quarter 2016

Year to Date Revenues Up Over Six Percent Yielding the 15th Consecutive Profitable Quarter

SAN ANTONIO — July 28, 2016 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced its financial results for the second quarter 2016, which ended June 30, 2016.
Second Quarter 2016 Financial Highlights:
•	Revenue for the second quarter of 2016 was $8.3 million, an increase of five percent when compared with revenue of $7.9 million for the second quarter of 2015.
•	Revenue for the first six months of 2016 was $15.7 million, a six percent increase over the same time period last year.
•	For the second quarter of 2016, the Company’s net income was $954,000 compared with net income of $1.3 million for the second quarter of 2015, marking 15 consecutive quarters of profitability.
•	Earnings per share was $0.05 for the second quarter of 2016 compared with $0.06 for the second quarter of 2015.
•	Adjusted EBITDA for the second quarter of 2016 was $1.8 million compared with $2.1 million for the second quarter of 2015.
•	The Company had cash, cash equivalents and short-term investments of $20.3 million at June 30, 2016. Other than liabilities for normal trade payables and taxes, the Company has no debt.
Recent Business Highlights:
•
Leadership Changes: Globalscape had a number of leadership changes in the second quarter, including the appointment of Matt Goulet as President and CEO, along with the promotions of Adam Snider to Vice President of Operations and Dan Burke as Vice President of Worldwide Sales.

•
Accelerate Module: Globalscape released the Accelerate Module for Enhanced File TransferTM (EFTTM) Enterprise which provides extreme file transfers and increases the speed, efficiency and reliability of data movement.

•
Company Awards: Over the past quarter, Globalscape received a number of company awards including the CRN 5-Star Partner Program Guide rating and two channel team members selected for CRN’s Women of the Channel list, Best Place to Work from the San Antonio Business Journal, Best Place to Work in IT from Computerworld, and HR Employer of the Year and Excellence in Engagement Strategy in North America from the HRO Today Services and Technology Association.

•
Product Awards: Globalscape received three Network Products Guide IT World Awards in BYOD Security (Gold Winner) for the Workspaces module, Compliance (Bronze Winner) for the EFT platform, and Email Security and Management (Bronze Winner) for Mail Express®.

Supporting Quote:
Matt Goulet, President and Chief Executive Officer at Globalscape

“The secure management and movement of data is a significant challenge that a number of organizations face on a regular basis. It is also an issue that Globalscape confronts head on, and is a driver for our increasing growth along with the basis for the evolution of our products. As such, we saw a five percent increase in revenue in the second quarter of 2016 and a six percent increase in year to date revenue, compared to the same periods last year. The second quarter was also the first time in company history that we reported $8 million in revenue outside of the fourth quarter. We believe that our re-focused product strategy, which is concentrated on our core technology, our award-winning Enhanced File Transfer technology platform, will ultimately further our continued success and growth.”

Conference Call July 28, 2016 at 4:30 p.m. ET
Globalscape management will hold a conference call on July 28, 2016, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the second quarter 2016. Those wanting to join may call 888-539-3696 or 719-325-2495 and use Conference ID # 4393517. A live webcast of the conference call will also be available on the Investor Relations page of the company's website at www.globalscape.com. A webcast replay will be made available on the company's website shortly after the call is completed.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)
Unaudited
	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$16,990	$15,885
Short term investments	3,287	3,254
Accounts receivable (net of allowance for doubtful accounts of $335 and $325 in 2016 and 2015, respectively)	5,673	6,081
Federal income tax receivable	55	290
Prepaid and other expenses	777	511
Total current assets	26,782	26,021

Fixed assets, net	473	498
Capitalized software development costs	3,960	3,982
Goodwill	12,712	12,712
Deferred tax asset	893	940
Other assets	31	60
Total assets	$44,851	$44,213

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$742	$839
Accrued expenses	1,478	1,893
Deferred revenue	11,344	12,000
Income taxes payable	-	127
Total current liabilities	13,564	14,859

Deferred revenue, non-current portion	3,825	3,612
Other long term liabilities	37	44
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,584,582 and 21,383,467 shares issued at June 30, 2016, and December 31, 2015, respectively	21	21
Additional paid-in capital	20,580	19,583
Treasury stock, 403,581 shares, at cost, at June 30, 2016 and December 31, 2015	(1,452)	(1,452)
Retained earnings	8,276	7,546
Total stockholders’ equity	27,425	25,698
Total liabilities and stockholders’ equity	$44,851	$44,213

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Operating Revenues:
Software licenses	$2,893	$3,280	$5,192	$5,738
Maintenance and support	4,632	4,093	9,129	8,127
Professional services	731	490	1,345	878
Total Revenues	8,256	7,863	15,666	14,743
Cost of revenues
Software licenses	800	651	1,430	1,089
Maintenance and support	387	391	781	716
Professional services	587	335	1,156	652
Total cost of revenues	1,774	1,377	3,367	2,457
Gross profit	6,482	6,486	12,299	12,286
Operating expenses
Sales and marketing	2,792	2,476	5,693	4,771
General and administrative	1,712	1,457	3,445	3,180
Research and development	572	657	1,199	1,186
Total operating expenses	5,076	4,590	10,337	9,137
Income from operations	1,406	1,896	1,962	3,149
Other income (expense), net	27	23	60	34
Income before income taxes	1,433	1,919	2,022	3,183
Income tax expense	479	594	661	1,043
Net income	$954	$1,325	$1,361	$2,140
Comprehensive income	$954	$1,325	$1,361	$2,140

Net income per common share -
Basic	$0.05	$0.06	$0.07	$0.10
Diluted	$0.04	$0.06	$0.06	$0.10

Weighted average shares outstanding:
Basic	21,105	20,804	21,056	20,726
Diluted	21,689	21,324	21,655	21,201

Cash dividends declared per share	$0.015	$0.015	$0.030	$0.015

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2016	2015
Operating Activities:
Net income	$1,361	$2,140
Items not involving cash at the time they are recorded in the statement of operations:
Bad debt expense	52	127
Depreciation and amortization	1,006	682
Share-based compensation	500	315
Deferred taxes	47	(60)
Excess tax benefit from share-based compensation	(12)	(35)
Subtotal before changes in operating assets and liabilities	2,954	3,169
Changes in operating assets and liabilities:
Accounts receivable	356	1,130
Prepaid expenses	(40)	190
Deferred revenue	(443)	(1,247)
Accounts payable	(108)	(600)
Accrued expenses	(404)	(292)
Other Assets	29	5
Other long-term liabilities	(7)	(1)
Income tax receivable and payable	120	340
Net cash provided by operating activities	2,457	2,694
Investing Activities:
Software development costs capitalized	(846)	(1,107)
Purchase of property and equipment	(113)	(90)
Interest reinvested in long term investments	(33)	(32)
Net cash (used in) investing activities	(992)	(1,229)
Financing Activities:
Proceeds from exercise of stock options	259	307
Excess tax benefit from share-based compensation	12	35
Dividends paid	(631)	(312)
Net cash provided by (used in) financing activities	(360)	30
Net increase in cash	1,105	1,495
Cash at beginning of period	15,885	11,358
Cash at end of period	$16,990	$12,853

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest		$-
Income taxes	$468	$696

GlobalSCAPE, Inc.
Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income from operations	$1,406	$1,896	$1,962	$3,149
Add (subtract) items to determine adjusted EBITDA:
Depreciation and amortization:
Total depreciation and amortization	511	394	1,006	682
Amortization of capitalized software development costs	(438)	(327)	(868)	(545)
Stock-based compensation expense	278	167	500	315
Adjusted EBITDA	$1,757	$2,130	$2,600	$3,601